CUSIP NO.:         80007T 101

EXHIBIT A

AGREEMENT REGARDING JOINT FILING

OF STATEMENT ON SCHEDULE 13D OR 13G

The undersigned agree to file jointly with the Securities and Exchange Commission (the “SEC”) any and all statements on Schedule 13D or Schedule 13G (and any amendments or supplements thereto) required under section 13(d) of the Securities Exchange Act of 1934, as amended, in connection with purchases by the undersigned of the common units of beneficial interest of SandRidge Mississippian Trust I.

SandRidge Energy, Inc.

By:	/s/ Philip T.Warman
	Name:	Philip T. Warman
	Title:	Senior Vice President and General Counsel

SandRidge Exploration and Production, LLC

By:	/s/ Philip T.Warman
	Name:	Philip T. Warman
	Title:	Senior Vice President and General Counsel

Dated: April 19, 2011